                                               Filing Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-48272


                PROSPECTUS SUPPLEMENT NO. 2 DATED MAY 10, 2001
                     TO PROSPECTUS DATED NOVEMBER 7, 2001

                      TERAYON COMMUNICATION SYSTEMS, INC.

                       2,969,062 Shares of Common Stock

Please read this prospectus supplement in conjunction with the prospectus dated November 7, 2001 (the "Prospectus"). The table on page 19 of the Prospectus setting forth information concerning the selling stockholders is superseded by the following table:

                             SELLING STOCKHOLDERS

In our acquisition of Mainsail which we consummated in September 2000, we issued to all of the selling stockholders shares of our common stock, and we agreed to register all of those shares for resale. We also agreed to use reasonable efforts to keep the registration statement effective until September 30, 2001. Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares.

The following table sets forth certain information regarding the beneficial ownership of the common stock, as of June 15, 2001, by each of the selling stockholders.

The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable.

None of the share amounts set forth below represents more than 1% of our outstanding stock as of June 15, 2001, adjusted as required by rules promulgated by the SEC.

Selling Stockholder                                   Number of Shares  Being Offered  Held in Escrow
-----------------------------------------------------------------------------------------------------
Boris Zats                                                    490,032         490,032         265,768
John Walsh                                                    144,511         144,511          86,706
Yuri Zats                                                     147,270         147,270          86,981
Alex Lubivy                                                   150,030         150,030          87,257
Lucy Zats                                                     144,511         144,511          86,706
Vlad Cherednichenko                                           144,511         144,511          86,706
A. Lailan Fell TTEE U/A DTD 08/25/1995                            144             144              14
 By Alethea Lailan Fell Trust
Andrew Alcon                                                      558             558              56
Antoinette M. Belt                                                 58              58               5
Benedict A. Itri                                                   58              58               5
Billante Living Trust dtd Jan. 17, 2000                            13              13               1
 c/o Andrea Billante, Trustee
Bobby R. Johnson, Jr.                                              58              58               5
Brody Family Trust U/D/T 8/15/86;                                 288             288              29
 William R. Brody, Trustee
C. Preston Butcher and Carolyn F.                                 288             288              29
 Butcher, Trustees of the CPB/CFB
 Revocable Trust U/D/T dated February
 2, 1998
Chad W. Keck                                                      577             577              57
Charles S. and Nan Y. Strauch Living                               57              57               5
 Trust dtd 10/26/82; Charles/Nan
 Strauch, Trustees
Charles S. and Nan Y. Strauch Living                              577             577              57
 Trust dtd 10/26/82; Charles/Nan
 Strauch, Trustees
Church Pension Fund                                            43,245          43,245           4,324
Civil Aviation Authority Pension                               17,298          17,298           1,729
 Scheme; Nortrust Nominees Limited,
 Custodian
Computrol Limited, BVI                                          5,766           5,766             577
Barbara N. Lubash                                               1,524           1,524             152
John Breese Mumford and Christine Joyce                        27,562          27,562           2,756
 Mumford Trusts, U/D/T dtd 10/13/83;
 John Breese Mumford and Christine
 Joyce Mumford, Trustees
John Breese Mumford and Christine Joyce                         1,442           1,442             144
 Mumford Trusts, U/D/T dtd 10/13/83;
 John Breese Mumford and Christine
 Joyce Mumford, Trustees
Milder Community Property Trust dtd                            33,522         33, 522           3,352
 11/7/91; Donald B. and Terri L.
 Milder, Trustees
Mumford Special Trust #1 dtd 12/17/87;                          1,490           1,490             149
 Kenneth A. Eldred, Trustee
Mumford Special Trust #2 dtd 12/17/87;                          1,490           1,490             149
 Kenneth A. Eldred, Trustee
Mumford Special Trust #3 dtd 12/17/87;                          1,490           1,490             149
 Kenneth A. Eldred, Trustee
Mumford Special Trust #4 dtd 12/17/87;                          1,490           1,490             149
 Kenneth A. Eldred, Trustee
Rich Shapero                                                   33,522          33,522           3,352
Robert A. Hoff                                                 33,522          33,522           3,352
Seth Neiman                                                    16,761          16,761           1,676
Dench Living Trust dtd 6/16/94; Robert                            577             577              57
 H. Dench and Gloria E. Dench, Trustees
Douglas Metz                                                       58              58               5
Gary Rosenbach                                                    288             288              29
George A. Needham                                                 577             577              57
Harvard Private Capital Holdings, Inc.                         57,660          57,660           5,766
Heimbuck Family Trust dtd 8/13/85;                                577             577              57
 Jeffrey Heimbuck, Trustee
Howard S. Flagg                                                    58              58               5
John F. Nicholson                                                 289             289              29
John Selling                                                      144             144              14
Kenneth and Roberta Eldred Revocable                            1,442           1,442             144
 Trust, U/A dtd 1/28/83; Kenneth and
 Roberta Eldred, Trustees
Leeway & Co.                                                   33,484          33,484           3,348
Lorinda Mosca                                                      10              10               1
Louis E. Hallman, III and Sherry L.                               288             288              29
 Meisman Family Trust, Louis E.
 Hallman, III & Sherry L. Meisman,
 Co-Trustees U.T.D. 5/29/98
Lydia Anderson                                                    144             144              14
Massachusetts Institute of Technology                          40,362          40,362           4,036
Mellon Bank, N.A. as Trustee for the                           28,831          28,831           2,883
 Bell Atlantic Master Trust
Needham & Company, Inc.                                         2,885           2,885             286
Northern Trust Company as Trustee for                          53,007          53,007           5,301
 Lucent Technologies Inc. Master
 Pension Trust
Norwest Equity Capital, L.L.C.                                 11,532          11,532           1,153
Oberlin College                                                11,532          11,532           1,153
Okoboji Trust dtd 6/19/85; James F.                             1,442           1,442             144
 Willenborg, Trustee
Price Trust U/T/A dtd 10/5/84, as                                 577             577              57

 amended; Thomas A. Price, Trustee
Raj Rajaratnam                                                    577             577              57
Rector and Visitors of The University                          23,064          23,064           2,306
 of Virginia
Richard I. Keeler Revocable Trust                                 288             288              29
 Restated dtd 7/19/94, As May Be Amended
Robert C. Hawk                                                     57              57               5
Robert C. Hawk                                                    288             288              29
Robert M. Fell                                                    144             144              14
Roxanne Cooley                                                     26              26               3
SBC Master Pension Trust                                       57,660          57,660           5,766
Silicon Valley Bancshares                                       1,441           1,441             144
Stradling, Yocca, Carlson & Rauth                                 577             577              57
 Profit Sharing Plan; CNA Trust
 Corporation, Trustee
The William and Flora Hewlett Foundation                       57,660          57,660           5,766
University of Chicago                                          23,064          23,064           2,306
Wallace R. Hawley Family Holdings, Ltd.                         1,153           1,153             115
Walton Investment, L.L.C.                                      11,532          11,532           1,153
Wellcome Trust; Wellcome Trust, Ltd.,                          43,245          43,245           4,325
 Trustee
William P. Cargile                                                 58              58               5
WS Investment Company 96A                                         288             288              29
Yale University                                                43,245          43,245           4,325
VLG Investments                                                 7,949           7,949             794
Green Family Trust                                              1,987           1,987             198
CAN Trust FBO Elias J. Blawie                                   1,987           1,987             198
Newbury Ventures, L.P.                                         84,960          84,960           8,476
Newbury Ventures Associates, L.P.                              64,423          64,423           6,427
Comm Ventures, L.P.                                           193,584         193,584          19,361
Newbury Ventures Cayman, L.P.                                  22,840          22,840           2,284
Worldview Technology Partners I, L.P.                         135,992         135,992          13,599
Worldview Technology Int'l I, L.P.                             53,003          53,003           5,003
Worldview Strategic Partners I, L.P.                           11,713          11,713           1,171
Nokia Corporation                                              66,903          66,903           6,690
Lucent Venture Partners, Inc.                                  82,118          82,118           8,746
John F. Hanley                                                  1,763           1,763               0
The Lawrence Trust: DTD 12/18/95;
 Maureen Lawrence & Augustus Lawrence III as TTEES              1,175           1,175               0
Litman Family Trust 1998;
 Arle Litman as TTEE, DTD 8/98                                    588             588               0
Hassan Parsa                                                      588             588               0
Neil Vasant                                                       881             881               0
Marc Rappoport                                                    213             213               0
Peter Rokkos                                                       67              67               0
LVP I LLC                                                          67              67
Issie Rabinovitch                                              27,597          27,597           2,759
Donald Thorne                                                  22,078          22,078           2,207
George Marcus                                                  11,039          11,039           1,103
Robert Rabin & Joan Rabin TTEES
 U/A DTD 7/16/82                                               11,039          11,039           1,103
Ron Snow                                                       11,039          11,039           1,103
Dan Heffernan                                                  11,039          11,039           1,103
Rabinovitch Ventures Limited                                   27,597          27,597           2,759
Howard Neff                                                    11,039          11,039           1,103
Yuri Sharonin                                                  24,777          24,777           2,477
Vladimir Taft                                                  16,357          16,357           1,635
Robert M. Lefkowitz                                            18,866          18,866           1,886
Nicolay Makarov                                                15,003          15,003           1,500
Ardeshir Bordbar                                               13,698          13,698           1,369
Zinovy Krasnovsky                                              20,673          20,673           2,067
Kurt Vogel                                                     14,451          14,451           1,445
Roy Wang                                                        1,685           1,685             168
Owen Frances                                                   14,451          14,451           1,445
Edmund Johnson                                                  2,408           2,408             240
Lynette Webber                                                    722             722              72
Vlad Vochegursky                                                2,890           2,890             289
Boris Zundelevich                                               3,371           3,371             337
Oleg Kipnis                                                        90              90               9
Ana Raveica                                                        75              75               7
John Trick                                                        481             481              48

* 296,866 shares of our common stock are held in the name of Embassy & Co. pursuant to an Escrow Agreement with the former stockholders of Mainsail. 578,041 shares of our common stock are held in the name of Embassy & Co. pursuant to Retention Escrow Agreements with certain former stockholders of Mainsail.